Exhibit 99.1










                         BENEFICIAL MORTGAGE CORPORATION

                               as Master Servicer,


                                 LOAN TRUST _-_,

                                   as Issuer,


                                       and


                                        ,

                              as Indenture Trustee

                               SERVICING AGREEMENT


                                 Dated as of , _




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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS1.............................  1
Section 1.01. Definitions...................................................  1
Section 1.02. Other Definitional Provisions.................................  1
Section 1.03. Interest Calculations.........................................  2

                                   ARTICLE II

                          REPRESENTATIONS AND WARRANTIES....................  2
Section 2.01. Representations and Warranties Regarding the Master Servicer..  2
Section 2.02. Representations and Warranties of the Indenture Trustee.......  3
Section 2.03. Enforcement of Representations and Warranties.................  4

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF __________ LOANS.............  5
Section 3.01. The Master Servicer...........................................  5
Section 3.02. Collection of Certain __________ Loan Payments................  7
Section 3.03. Withdrawals from the Collection Account.......................  9
Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. 10
Section 3.05. Assumption and Modification Agreements; Certain Assignments... 11
Section 3.06. Realization Upon Defaulted __________ Loans................... 12
Section 3.07. Issuer and Indenture Trustee to Cooperate..................... 13
Section 3.08. Servicing Compensation; Payment of Certain Expenses by Master
              Servicer...................................................... 14
Section 3.09. Annual Statement as to Compliance............................. 14
Section 3.10. Annual Servicing Report....................................... 15
Section 3.11. Access to Certain Documentation and Information Regarding the
              __________ Loans.............................................. 15
Section 3.12. Maintenance of Certain Servicing Insurance Policies........... 15

                                   ARTICLE IV

                              SERVICING CERTIFICATE......................... 16
Section 4.01. Statements to Holders......................................... 16

                                    ARTICLE V

                         PAYMENT ACCOUNT.................................... 18
Section 5.01. Payment Account............................................... 18



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                                   ARTICLE VI

                               THE MASTER SERVICER.......................... 18
Section 6.01. Liability of the Master Servicer.............................. 18
Section 6.02. Merger or Consolidation of, or Assumption of the
              Obligations of, the Master Servicer........................... 18
Section 6.03. Limitation on Liability of the Master Servicer and Others..... 19
Section 6.04. Master Servicer Not to Resign................................. 20
Section 6.05. Delegation of Duties.......................................... 20
Section 6.06. Master Servicer to Pay Indenture Trustee's and Owner Trustee's
              Fees and Expenses, Indemnification............................ 20

                                   ARTICLE VII

                                     DEFAULT................................ 21
Section 7.01. Events of Default............................................. 21
Section 7.02. Indenture Trustee to Act; Appointment of Successor............ 24
Section 7.03. Notification to Holders....................................... 25

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS......................... 25
Section 8.01. Amendment..................................................... 25
Section 8.02. Governing Law................................................. 26
Section 8.03. Notices....................................................... 26
Section 8.04. Severability of Provisions.................................... 26
Section 8.05. Third-Party Beneficiaries..................................... 26
Section 8.06. Counterparts.................................................. 26
Section 8.07. Effect of Headings and Table of Contents...................... 27
Section 8.08. Termination Upon Purchase by the Master Servicer or Liquidation
              of All __________ Loans....................................... 27
Section 8.09. Certain Matters Affecting the Indenture Trustee............... 27
Section 8.10. Limitation of Liability of Owner Trustee...................... 27
Section 8.11. Authority of the Administrator................................ 28

EXHIBIT A

                            __________ LOAN SCHEDULE........................ 30
EXHIBIT B

                           FORM OF REQUEST FOR RELEASE...................... 31


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EXHIBIT C

                          FORM OF LENDER CERTIFICATION
                        FOR ASSIGNMENT OF __________ LOAN................... 33


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        This Servicing Agreement,  dated as of ___________,  _, among BENEFICIAL
MORTGAGE CORPORATION, as Master Servicer (the "Master Servicer"), Loan Trust _-_ (the "Issuer") and _____ , as Indenture Trustee (the "Indenture Trustee"),

                        W I T N E S S E T H T H A T:

        WHEREAS, the Issuer has been formed pursuant to a Trust Agreement dated as of _______________, ___ (the "Trust Agreement") between Beneficial Mortgage Services, Inc., as depositor (the "Depositor"), __________ , and _____________, as owner trustee (the "Owner Trustee");

        WHEREAS, the Issuer will acquire the Initial Loans and the Retained Balances (and will cquire Additional Loans and Additional Balances);

        WHEREAS, pursuant to the terms of an Indenture dated as of ___________, ___ (the "Indenture"), between the Issuer, as debtor, and
________________________, as indenture trustee (the "Indenture Trustee"), the Issuer will issue the ____________ Asset-Backed Notes, (the "Notes"), consisting of the (Term) Notes (and the Variable Funding Notes) and secured by the __________ Loans;

        WHEREAS, the Issuer will also issue the ____________ Asset-Backed Certificates (the "Certificates") representing undivided interests in the assets of the Issuer subject to the lien of the Indenture; and

        WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the __________ Loans directly or through one or more Subservicers;

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached to the Indenture as Appendix A, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

        Section 1.02. Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing

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Agreement  or in any such  certificate  or other  document,  to the  extent  not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

        (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

        (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

        (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

        Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Asset Balance of a __________ Loan shall be made on (a daily basis using a 365-day year). All calculations of interest on the Securities shall be made on the basis of (the actual number of days in an Interest Period and a year assumed to consist of 360 days). The calculation of the Servicing Fee shall be made on the basis of (a 360-day year consisting of twelve 30-day months). All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        Section 2.01. Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the Issuer and the Indenture Trustee and for the benefit of the Securityholders, as of the Cut-Off Date, ________________, _, the Closing Date (and any Deposit Date), that:

        (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on

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the business, properties, assets, or condition (financial or other) of the
Master Servicer or the performance of its obligations hereunder;

        (ii) The Master Servicer has the power and authority to make, execute, deliver and perform its obligations under this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution and delivery of this Servicing Agreement and the performance by it of its obligations hereunder. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

        (iii) The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except such as have been obtained or filed, as the case may be, prior to the Closing Date; provided, however, that the Master Servicer makes no representations and warranties with respect to any requirements under any Blue Sky laws of any State;

        (iv) The execution, delivery of this Servicing Agreement by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

        (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Notes or the Certificates which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.01 shall survive the sale and assignment of the ____________ Loans to the Indenture Trustee. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Holders, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects.

        Section 2.02. Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Master Servicer and the Issuer for the benefit of the Securityholders, as of the Cut-Off Date, __________, ___, the Closing Date (and any Deposit Date), that:

        (i) The Indenture Trustee is a in good standing under the laws of ----------------------------------------;

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        (ii) The Indenture Trustee has full power,  authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

        (iii) The execution and delivery by the Indenture Trustee of this Servicing Agreement and the performance by the Indenture Trustee of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Indenture Trustee or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of national banking associations. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Indenture Trustee is bound.

        Section 2.03. Enforcement of Representations and Warranties. The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee [or the Credit Enhancer], shall enforce the representations and warranties of the Seller pursuant to the __________ Loan Purchase Agreement. Upon the discovery by the Seller, the Master Servicer, the Indenture Trustee, [the Credit Enhancer], the Issuer or any Custodian of a breach of any of the representations and warranties made in the __________ Loan Purchase Agreement, in respect of any
__________  Loan which  materially  and  adversely  affects the interests of the
Holders [or the Credit Enhancer], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the __________ Loan Purchase Agreement, the Seller either (i) cure such breach in all material respects within _ days from the date the Seller was notified of such breach or
(ii) purchase such __________ Loan from the Issuer at the price and in the manner set forth in Section 4 of the __________ Loan Purchase Agreement; provided that the Seller shall, subject to the conditions set forth in the __________ Loan Purchase Agreement, have the option to substitute an Eligible Substitute __________ Loan or Loans for such __________ Loan. In the event that the Seller elects to substitute one or more Eligible Substitute __________ Loans pursuant to Section 4 of the __________ Loan Purchase Agreement, the Seller shall deliver to the Indenture Trustee for the benefit of the Issuer and the Holders with respect to such Eligible Substitute __________ Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the __________ Loan Purchase Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Payments due with respect to Eligible Substitute __________ Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date provided a payment has been received by the Issuer for such month in respect of the __________ Loan to be removed. The Master Servicer shall amend or cause to be amended the __________ Loan Schedule to reflect the removal of such __________ Loan and the substitution of the Eligible Substitute __________ Loans and the Master Servicer shall promptly deliver the amended
__________ Loan Schedule to the Owner Trustee and Indenture Trustee.


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        It is  understood  and agreed that the  obligation of the Seller to cure such breach or purchase or substitute for such __________ Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and Indenture Trustee against the Seller. In connection with the purchase of or substitution for any such __________ Loan by the Seller, the Issuer and the Indenture Trustee shall assign to the Seller all of the right, title and interest in respect of the __________ Loan Purchase Agreement applicable to such __________ Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the applicable Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments.


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF __________ LOANS

        Section 3.01. The Master Servicer. Beneficial is hereby appointed as Master Servicer hereunder.

        The Master Servicer shall, or shall cause the related Subservicer to, service and administer the ___________ Loans and shall have full power and authority, acting alone or through such Subservicer, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Any amounts received by any Subservicer in respect of a ___________ Loan shall be deemed to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Indenture Trustee, to execute and deliver on behalf of itself, the
Securityholders and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the ___________ Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall, upon written request of a Servicing Officer, furnish the Master Servicer with any powers of attorney and other documents as are reasonably necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

        In connection with the servicing and administration of the ___________ Loans, the Master Servicer shall not, and shall not permit any Subservicer to, consent to an increase in the Credit Limit specified in any Loan Agreement unless (i) the Master Servicer or such Subservicer and such Mortgagor execute a new Loan Agreement providing for such increase and (ii) the Master Servicer, not later than (x) the Business Day immediately preceding the Payment Date applicable to the Collection Period during which a new Loan Agreement was executed or (y) in the event the Master Servicer is not entitled to retain and commingle with its own funds amounts referred to in Section 3.02(c), not later than the second Business Day following the date on which such new Loan Agreement was executed, deposit in the Collection Account the amount necessary (including any accrued and unpaid interest) to prepay in full on behalf of the Mortgagor the Trust Balance of the related ___________ Loan. Upon making any such deposit the Master Servicer shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee. The Master Servicer and each Subservicer may consent to the placing of a lien or liens junior to that of the Mortgage on the related Mortgaged Property so long as the total of the principal amounts of any first lien loan, the Credit Limit and the combined principal balances secured by

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any such junior lien loan or loans does not exceed ___%,  if such  Mortgage is a second deed of trust or mortgage, and ___%, if such Mortgage is a first deed of trust or mortgage, of the Appraised Value of the Mortgaged Property as specified in an appraisal made by or on behalf of the Master Servicer at the time of and in connection with such consent. The Master Servicer and each Subservicer may also consent to the placing of a lien or liens senior to that of the Mortgage on the Mortgaged Property so long as the Combined Loan-to-Value Ratio of such ___________ Loan following the placement of such lien or liens is equal to or less than the Combined Loan-to- Value Ratio of such ____________ Loan at origination.

        The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

        Section 3.02. Collection of Certain __________ Loan Payments. (a) The Master Servicer and each Subservicer shall follow such collection procedures as it follows from time to time with respect to ____________ loans in its servicing portfolio comparable to the __________ Loans. Consistent with the foregoing, the Master Servicer and any such Subservicer may in its discretion (i) waive any late payment charge or any prepayment or other fees that may be collected in the ordinary course of servicing such ____________ Loans and (ii) if a Mortgagor is in default or about to be in default under a ____________ Loan, arrange with such Mortgagor a schedule for the payment of interest due and unpaid; provided such arrangement is consistent with the Master Servicer's or such Subservicer's policies with respect to the __________ loans it owns or services.

        (b) The Master Servicer shall establish an account (the "Collection Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the __________ Loans received by it subsequent to the Cut-Off Date as to any Initial Loan [or the related Deposit Date as to any Additional Loan] (other than in respect of the payments referred to in the following paragraph) within ___ Business Days following receipt thereof (or otherwise on or prior to the Closing
Date), including the following payments and collections received or made by it (without duplication):

        (i) all payments of principal of or interest on the __________ Loans received by the Master Servicer from the respective Subservicer, net of any portion of the interest thereof retained by the Subservicer as Subservicing Fees;

        (ii) the aggregate Repurchase Price of the __________ Loans purchased by the Master Servicer pursuant to Section 3.14;

        (iii)  Net Liquidation Proceeds net of any related Foreclosure Profit;

        (iv) all proceeds of any __________ Loans repurchased by the Seller pursuant to the __________ Loan Purchase Agreement;

        (v) insurance proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

        (vi)  amounts required to be paid by the Master Servicer pursuant to
Section 8.08.


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provided,  however,  that with  respect to each  Collection  Period,  the Master
Servicer shall be permitted to retain from payments in respect of interest on the __________ Loans, the Master Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties or assumption fees, payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Collection Account is so deposited, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Collection Account may contain funds that belong to one or more trust funds created for the notes or certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the __________ Loans and shall hold all collections in the Collection Account to the extent they represent collections on the __________ Loans for the benefit of the Issuer, the Indenture Trustee [and the Credit Enhancer], as their interests may appear. [The Master Servicer shall remit all Foreclosure Profits to itself as additional servicing compensati on.]

        The Master Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Eligible Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Eligible Investments), which shall mature not later than the Business Day next preceding the Payment Date and shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

        (c) Until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Collection Account pursuant to
Section 3.02(b), the Master Servicer may retain and commingle such amounts with its own funds so long as (i) no Event of Default shall have occurred and be continuing and (ii) either (x) the Master Servicer remains an affiliate of Beneficial Corporation and the short-term debt obligations of Beneficial Corporation are rated at least A-1 by Standard & Poor's, F-1 by Fitch and P-1 by Moody's (or such lower rating as each such organization may otherwise agree to in writing) or (y) the Master Servicer arranges for and maintains a letter of credit acceptable in form and substance to each Rating Agency (which acceptability shall be confirmed in writing); provided, however, that amounts permitted to be retained and commingled pursuant to this clause (y) shall not exceed the amount available under such letter of credit. In the event the Master Servicer is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the Indenture Trustee or Securityholders. Any amounts retained and commingled by the Master Servicer pursuant to this Section 3.02(c) shall be held by the Master Servicer in constructive trust for the benefit of the Securityholders. In the event that the Master Servicer is not permitted to retain and commingle such amounts with its own funds, it shall, any provisions

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herein to the contrary notwithstanding,  deposit such amounts not later than the second Business Day following receipt in the Collection Account created and maintained pursuant to Section 3.02(b), subject to withdrawal to the same extent as withdrawals are permitted pursuant to Section 3.03.

        Section 3.03. Withdrawals from the Collection Account. The Master Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the __________ Loans for the following purposes:

        (i) to deposit in the Payment Account, on the Business Day prior to each Payment Date, an amount equal to the Security Collections required to be distributed on such Payment Date;

        [(ii) prior to either an Amortization Event or the Collection Period preceding the Accelerated Amortization Date, to pay to the Seller, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period;]

        [(iii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.06 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.08), such withdrawal right being limited to amounts received on particular __________ Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such __________ Loan;]

        (iv) to pay to itself out of each payment received on account of interest on a __________ Loan as contemplated by Section 3.08, an amount equal to the related Master Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

        [(v) to the extent deposited in the Collection Account to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Collection Account and Payment Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;]

        (vi) to the extent deposited in the Collection Account, to pay to itself as additional servicing compensation any Foreclosure Profits;

        [(vii) to pay to itself or the Seller, with respect to any __________ Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Master Servicer or other entity, all amounts received thereon and not required to be distributed to Holders as of the date on which the related Purchase Price or Repurchase Price is determined;]

        [(viii) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.02;]

        [(ix) to pay to the Seller the amount, if any, deposited in the Collection Account by the Indenture Trustee upon release thereof from the Funding Account representing payments for Additional Loans; and

        (x) after the occurrence of an Amortization Event, to pay to the Seller, the Excluded Amount.]

        Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Master Servicer shall cause to be maintained for each __________ Mortgaged Property hazard insurance with an appropriate endorsement in favor of the Master Servicer or the related Subservicer and extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related __________ Loan from time to time or
(ii) the combined principal balance owing on such __________ Loan and any ___________ loan senior to such __________ Loan from time to time, but in no event shall such amount be less than is necessary to prevent the Mortgagor from becoming a coinsurer thereunder. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, hazard insurance with an appropriate endorsement in favor of the Master Servicer or the related Subservicer with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements that are a part of such property or (ii) the combined principal balance owing on such __________ Loan and any ___________ loan senior to such __________ Loan from time to time at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02.

        In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related __________ Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts as are required under applicable guidelines of the Federal National Mortgage Association. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a __________ Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses on all of the __________ Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

        Section 3.05. Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer and each Subservicer shall exercise its right to accelerate the maturity of the related ____________ Loan and require that the balance thereof be paid in full on or prior to such conveyance by the Mortgagor under any "due-on-sale" clause applicable thereto. If such "due-on-sale" clause, by its terms, is not operable or the Master Servicer is prevented, as provided in the following paragraph of this Section 3.05, from enforcing any such clause, the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and the Mortgagor remains liable thereon. In connection with any such agreement, the provisions for the adjustment of the rate thereon shall not be modified to increase or decrease the rate. Any such agreement shall, for all purposes, be considered part of the related Mortgage File. Any fee collected by the Master Servicer for entering into any such agreement will be retained by the Master Servicer as additional servicing compensation.

        Notwithstanding the foregoing paragraph of this Section 3.05 or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a ____________ Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

        Section 3.06 Realization upon Defaulted __________ Loans. The Master Servicer shall, or shall cause the applicable Subservicer to, foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the ____________ Loans as come into and continue in default when, in the opinion of the Master Servicer, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion, the Master Servicer or such Subservicer shall follow such practices (including, in the case of any default on a related prior deed of trust, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual from time to time in its general mortgage servicing activities. In determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property, the Master Servicer and each Subservicer shall take into account (and shall not be required to foreclose or otherwise convert the ownership of such Mortgaged Property in the case of) the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on such Mortgaged Property. The foregoing is subject to the proviso that neither the Master Servicer nor any Subservicer shall be required to expend its own funds in connection with any foreclosure or other conversion or towards the correction of any default on a related prior mortgage loan or restoration of any property unless it shall determine that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

        Section 3.07. Indenture Trustee to Cooperate. (a) Upon the payment in full of the balance of any ____________ Loan, the Master Servicer will promptly notify the Indenture Trustee by a certification substantially in the form of Exhibit C hereto of a Servicing Officer. Such notification shall be made each month at the time that the Master Servicer delivers the

Servicing Certificate to the Indenture Trustee pursuant to Section 4.01. Upon any such payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts deposited in the Collection Account.

                      (b) If the Indenture Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any ____________ Loan, the Trustee shall, within ___ Business Days of receipt by the Indenture Trustee of a written request substantially in the form of Exhibit B hereto transmitted by the Master Servicer to the Indenture Trustee or made in writing signed by a Servicing Officer and delivered to the Indenture Trustee as provided in Section 8.03, deliver the related Mortgage File to the Master Servicer and shall execute such documents, in the forms provided by the Master Servicer, as shall be certified by a Servicing Officer to be necessary to the prosecution of any such proceedings. The Master Servicer shall return the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer no longer exists unless the ____________ Loan shall be liquidated, in which case the Master Servicer shall deliver a certificate of a Servicing Officer similar to that hereinabove specified, and the Master Servicer shall be entitled to retain the Mortgage File.

        Section 3.08. Servicing Compensation; Payment of Certain Expenses by Master Servicer. The Master Servicer shall be entitled to retain in accordance with Section 3.03 as servicing compensation the Master Servicing Fee. Additional servicing compensation in the form of late payment charges and certain other receipts not required to be deposited in the Collection Account as specified in
Section 3.02 shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Holders, including, without limitation, the fees and expenses of the Administrator, Owner Trustee, Indenture Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided herein.

        Section 3.09. Annual Statement as to Compliance. (a) The Master Servicer will deliver to the Indenture Trustee, on or before March 31, of each year, beginning March 31, ____, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Servicing Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        Section 3.10 Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, ____, the Master Servicer at its expense shall cause a firm of independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of __________ loans under this Servicing Agreement, and that such examination, which has been conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this Servicing Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

        Section 3.11 Access to Certain Documentation and Information Regarding the ____________ Loans. (a) The Master Servicer shall provide to Certificateholders that are federally insured savings associations, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the supervisory agents and examiners of such office and such corporation access to the documentation regarding the ____________ Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.11 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or the Indenture Trustee to provide access as provided in this Section 3.11 as a result of such obligation shall not constitute a breach of this Section 3.11.

        (b) The Master Servicer shall supply such supplemental information, in such form as the Indenture Trustee shall reasonably request, to the Paying Agent and the Indenture Trustee, on or before the start of the third Business Day preceding the related Payment Date, as is required in the Indenture Trustee's reasonable judgment to enable the Paying Agent or the Indenture Trustee, as the case may be, to make required payments and to furnish the required reports to the Holders.

        Section 3.12. Maintenance of Certain Servicing Insurance Policies. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA, for Persons performing servicing for mortgage loans purchased by such entity.


                                   ARTICLE IV

                              SERVICING CERTIFICATE

        Section 4.01. Statements to Holders. (a) With respect to each Payment Date, the Master Servicer shall forward to the Indenture Trustee and the Indenture Trustee shall forward by mail to each Certificateholder, Noteholder, [holder of the Residual Ownership Interest, the Credit Enhancer], the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to [the Variable Funding Notes, Term] Notes, [the Residual Ownership Interest] and Certificates, to the extent applicable:

        (i) the aggregate of all Security Interest Collections received during the related Collection Period;

        (ii) the aggregate of all Security Principal Collections received during the related Collection Period;

        (iii) the aggregate of all Insurance Proceeds received during the related Collection Period;

        (iv) the aggregate of the Liquidation Proceeds received during the calendar month preceding the month of such Payment Date;

        (v) the number and aggregate principal balance of any __________ Loans that were identified as Deleted ____________ Loans required to be repurchased pursuant to the __________ Loan Purchase Agreement or by the Master Servicer pursuant to this Servicing Agreement during the related Collection Period and
(A) the aggregate Repurchase Price of any such Deleted ___________ Loans that will be repurchased by the related Originator or the Master Servicer prior to the following Payment Date and (B) the aggregate amount of any shortfall in respect of the aggregate Principal Balance of any Deleted _________ Loans for which the related Originator or the Master Servicer substituted one or more Eligible Substitute __________ Loans, if any, to be deposited in the Collection Account prior to such Payment Date;

        (vi) the monthly Servicing Fee;

        (vii) the sum of the amounts specified pursuant to clauses (i)-(v), inclusive, above, net of the amount specified in clause (vi) above;

        (viii) the amount of interest on the Notes payable on such Payment Date and any previously accrued and unpaid interest for prior Payment Dates;

        (ix) the Principal Collections Distribution Amount for such Payment
Date;

        (x) the Certificate Distribution Amount for such Payment Date;

        (xi) the amounts remaining available in the Payment Account on the related Payment Date after the payment of amounts required to be paid pursuant to the Indenture on such Payment Date;

        (xii)  the   outstanding   Principal   Balance  of  the  Notes  and  the
Certificates  after  giving  effect to the  payments to be made on such  Payment
Date;

        (xiii) any Liquidated Loss Amounts for such Payment Date, including cumulative losses up to such date;

        (xiv) in the event the Master Servicer has obtained a letter of credit, surety or similar agreement, the amount available under such letter of credit, surety or similar agreement after giving effect to any drawings made thereunder to and including the date of such statement;

        (xv) the book value (within the meaning of 12 C.F.R. Section 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held by the Indenture Trust for the benefit of the Holders of the Securities as of the last day of the related Collection Period;

        (xvi) the number and aggregate outstanding balances of all __________ Loans delinquent (a) ___ to ___ days and (b) ___ days or more, respectively, as of the end of the related Collection Period; and

        (xvii) the Pool Balance for the following Payment Date.


                                    ARTICLE V

                                 PAYMENT ACCOUNT

        Section 5.01. Payment Account. The Indenture Trustee shall establish and maintain a separate trust account (the "Payment Account") titled "________________________, as Indenture Trustee, for the benefit of the Noteholders, the Certificateholders [and the Credit Enhancer] pursuant to the Indenture, dated as of __________, ___, between Loan Trust _-_ and ___________". The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Eligible Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized.

                                   ARTICLE VI

                               THE MASTER SERVICER

        Section 6.01. Liability of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

        Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer. Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 6.03. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to the second succeeding sentence, the Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific __________ Loan or __________ Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Holders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor. The Master
Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer pursuant to
Section 6.04 or 7.01 with respect to any losses, liabilities or expenses arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

        Section 6.04. Master Servicer Not to Resign. Subject to the provisions of Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Administrator and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Administrator, the Indenture Trustee [and the Credit Enhancer]; (b) each Rating Agency shall have delivered a letter to the Issuer, [the Credit Enhancers] and the Indenture Trustee stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities; and (c) such proposed successor master servicer has agreed in writing to assume the obligations of Master Servicer hereunder and the Master Servicer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Master Servicer and the appointment of and acceptance by the proposed successor master servicer have been satisfied; provided, however, that in the case of clause (i) above no such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities and obligations hereunder in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

        Section 6.05 Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Master Servicer shall provide each Rating Agency and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.


        Section 6.06. Master Servicer to Pay Indenture Trustee's and Owner Trustee's Fees and Expenses, Indemnification. The Master Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of either the Owner Trustee or Indenture Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the

Indenture Trustee or any co-trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith.

INSER X

                                   ARTICLE VII

                                     DEFAULT

        Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

        (i) any failure by the Master Servicer to deposit in the Collection Account, the Funding Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of ____ Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the Indenture Trustee [or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer] or to the Indenture Trustee, Master Servicer and the Issuer by the Holders of not less than 51% of the aggregate Principal Balance of the Notes and the Certificates; or

        (ii) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Securities or in this Servicing Agreement, which failure (x) materially and adversely affects the interests of Holders [or the Credit Enhancer] and (y) continues unremedied for a period of ____________ days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer [or the Indenture Trustee or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer] or to the Indenture Trustee, Master Servicer and the Issuer by the Holders of not less than 51% of the aggregate Principal Balance of the Notes and the Certificates; or

        (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ___ consecutive days; or

        (iv) the consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

        (v) total expected losses exceed ___% of the Cut-Off Date Asset Balance on or prior to the fifth anniversary of the Cut-Off Date or ___% of the Cut-Off Date Asset Balance on or prior to the tenth anniversary of the Cut-Off Date.

then, and in every such case, so long as an Event of Default shall not have been remedied by the Master Servicer, either the Indenture Trustee [with the consent of the Credit Enhancer, the Credit Enhancer with the consent of Holders of not less than 51% of the aggregate Principal Balance of the Notes and the Certificates,] or by the Holders of not less than 51% of the aggregate Principal Balance of the Notes and the Certificates, by notice then given in writing to the Master Servicer and to the Indenture Trustee if given by [the Credit Enhancer or] the Holders, may terminate all of the rights and obligations of the Master Servicer as master servicer under this Servicing Agreement, on or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Securities or the __________ Loans or otherwise, shall pass to and be vested in [the Successor Master Servicer][the Indenture Trustee] pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each __________ Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with [the Successor Master Servicer] [the Indenture Trustee] in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to [the Successor Master Servicer] [the Indenture Trustee] for the administration by it of all necessary documentation and all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the __________ Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer [or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer] upon presentation of reasonable documentation of such costs and expenses.

        Section 7.02. Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or gives notice of its resignation under clause (i) of Section 6.04, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof provided, however, that any liability of the Indenture Trustee in its capacity as successor master servicer shall be limited to the extent such liability results from an inability to fulfill its responsibilities and duties as successor master servicer due to any failure on the part of the original Master Servicer to deliver the documentation and cash amounts referred to in Section 7.01 or otherwise fulfill its obligations hereunder. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given, including, without limitation, any investment earnings on any Eligible Investments hereunder to which the Master Servicer would have been entitled. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution that is then servicing a __________ loan portfolio and having all licenses, permits and approvals required by applicable law, and a net worth of not less than $________ as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on ____________ Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession. The appointment of a successor Master Servicer, including the Indenture Trustee, shall not affect any liability of a predecessor Master Servicer that may have arisen under this Servicing Agreement prior to its termination as Master Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer, including the Indenture Trustee, be liable for any acts or omissions of any predecessor Master Servicer or for any breach by such predecessor Master Servicer or the Depositor of any of their representations or warranties contained herein or in any related document or agreement.

        (b) Any successor, including the Indenture Trustee, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the __________ Loans for the benefit of the Holders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.12.

        Section 7.03. Notification to Holders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall gave prompt written notice thereof to the Holders, [the Credit Enhancer,] the Issuer and each Rating Agency.

        Section 7.04 Waiver of Past Events of Default. The Holders of Certificates evidencing not less than 51% of the aggregate Principal Balance of the Notes and the Certificates may, on behalf of all Holders, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Servicing Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.



                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

        Section 8.01. Amendment. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities [and the consent of the Credit Enhancer] and the Indenture Trustee.

        Section 8.02. Governing Law. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 8.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Master Servicer, Beneficial Mortgage Corporation, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, Attention: Managing Director - Mortgage Finance, [(b) in the case of the Credit Enhancer, ______________________ Attention: ________________, (c) in the case of Moody's,
______________  99  Church  Street,   New  York,  New  York  10007,   Attention:
________________, (d) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: ___________________________,] (e) in the
case of the Owner Trustee, the Corporate Trust Office, and (f) in the case of the Issuer, to _____________________ Loan Trust _-_, c/o _________________,
Attention: Corporate Trust Department, with a copy to the Administrator at ______________________, Attention: __________________________, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. [Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.]

        Section 8.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Holders thereof.

        Section 8.05. Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders, [the Credit Enhancer,] the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. In the event the Indenture is terminated and the __________ Loans are held by the Issuer, the Owner Trustee agrees, on behalf of the Issuer, to exercise all the rights and fulfill the obligations of the Indenture Trustee hereunder with the same effect as if the Owner Trustee were named wherever the term "Indenture Trustee" appears herein other than the obligations of the Indenture Trustee to act as successor Master Servicer pursuant to Section 7.02.

        Section 8.06. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 8.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 8.08. Termination Upon Purchase by the Master Servicer or Liquidation of All __________ Loans. The respective obligations and responsibilities of the Master Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

        (i) the date on or before which the Indenture or Trust Agreement is terminated, or

        (ii) the purchase by the Master Servicer from the Issuer of all __________ Loans and all property acquired in respect of any __________ Loan at a price equal to the greater of (a) ___% of the unpaid Asset Balance of each __________ Loan, plus accrued and unpaid interest thereon at the Weighted Average Net Loan Rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders, [plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement] and (b) the fair market value of the __________ Loans as determined by two bids from competitive participants in the residential loan market.

The right of the Master Servicer to purchase the assets of the Issuer pursuant to clause (ii) above is conditioned upon the Pool Balance as of the Final Scheduled Payment Date being less than ten percent of the aggregate of the Cut-Off Date Asset Balances of the __________ Loans. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the amount calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section
4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or relevant Custodian shall release to the Master Servicer, the files pertaining to the __________ Loans being purchased.

        The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee and the Owner Trustee for execution, at the time the __________ Loans are to be released to the Master Servicer, appropriate documents assigning each such __________ Loan from the Indenture Trustee to the Master Servicer or the appropriate party.

        Section 8.09. Certain Matters Affecting the Indenture Trustee. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

        Section 8.10. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by _____________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _________________ in its individual capacity, or except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer, have any liability for the representations, warranties, covenants, agreements or other obligations of the Owner Trustee or the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer; provided, that this provision shall not diminish the Owner Trustee's obligations to take actions that it is expressly required to perform hereunder, provided, further that the Owner Trustee will remain liable for its own willful misconduct, negligence or bad faith. For all purposes of this Servicing Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VII of the Trust Agreement.

        Section 8.11. Authority of the Administrator. Each of the parties to this Agreement acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

        Section 8.12. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Holders of not less than 66% of the aggregate Principal Balance of the Notes and the Certificates.

        IN WITNESS WHEREOF, the Master Servicer, the Issuer and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                            BENEFICIAL MORTGAGE CORPORATION,
                                                as Master Servicer


                                            By:______________________________
                                                   Name:
                                                   Title:



                                            ______________, LOAN TRUST    _-_,
                                               as Issuer


                                            By:____________________________
                                               not in its individual capacity
                                               but solely as Owner Trustee


                                            By:______________________________
                                                   Name:
                                                   Title:


                                            ---------------------------------
                                            as Indenture Trustee


                                            By:______________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT A

                            __________ LOAN SCHEDULE

                                    EXHIBIT B

                           FORM OF REQUEST FOR RELEASE


DATE:

TO:

RE:         REQUEST FOR RELEASE OF DOCUMENTS


In connection with the administration of the pool of __________ Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

        Servicing Agreement Dated:
        Series #:
        Account #:
        Pool #:

        Loan #:
        Borrower Name(s):
        Reason for Document Request: (circle one)


__________ Loan              Prepaid in Full        __________ Loan Repurchased


"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

---------------------------------
--------------------
Authorized Signature

TO CUSTODIAN/INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents:   ( ) Promissory Note
                                                ( ) Primary Insurance Policy
                                                ( ) Mortgage or Deed of Trust
                                                ( ) Assignment(s) of Mortgage or
                                                       Deed of Trust
                                                ( ) Title Insurance Policy
                                                ( ) Other:

-----------------------------
Name

-----------------------------
Title

-----------------------------
Date

                                    EXHIBIT C

                          FORM OF LENDER CERTIFICATION
                        FOR ASSIGNMENT OF __________ LOAN



                                                   _____________________, 19__

-------------------------

-------------------------



Attention:  ________________________ Loan Trust    _-_

                        Re: _______________________ Loan Trust  ---_-_

Ladies and Gentlemen:

        This letter is delivered to you in connection with the assignment by ____________________ (the "Indenture Trustee") to ______________________ (the
"Lender") of ______________________  (the "__________ Loan") pursuant to Section
3.05(c) of the Servicing Agreement (the "Servicing Agreement"), dated as of _________________, _ between Beneficial Mortgage Services, Inc., as depositor (the "Depositor"), _________________ Loan Trust _-_, as issuer, and the Indenture Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer, ___________________________ and the Indenture Trustee that:

        (i) the __________ Loan is secured by a Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

        (ii) the substance of the assignment is, and is intended to be, a refinancing of such __________ Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the __________ Loan following the proposed assignment will be modified to have a rate of interest no more than 0.25 percent below or above the rate of interest on such __________ Loan prior to such proposed assignment; and

        (iv) such assignment is at the request of the borrower under the related __________ Loan.

                                                   Very truly yours,

                                                   ---------------------------
                                                   (Lender)

                                                   By:________________________
                                                   Title:_____________________
                                                   Name:______________________
                                                   Title:_____________________